Stock Option Exchange Program

Stan Sword & Jim Hayes

May 19, 2010

Agenda

- Introductions
- Timeline
- Intent of program
- Program summary
- Eligibility
- Exchange ratios
- Exchange example and new option detail
- Call center contact information
- Screen shots of exchange website
- Final details

Timeline

- March 29: Announced - seeking shareholder approval for a stock option exchange program
- May 11: Shareholders approved
- May 17:   Sandy Price e-mail announcing shareholder approval and opening of exchange program
- May 17 to June 16:   Exchange program open
- June 16 (11 p.m. Central time): Exchange program closes

Intent of Program

- Retain and motivate employees
- Programs are not new – benefit to employee, company and shareholders
- Restore original intent of granting options
- Creates alignment with shareholder

Program Summary

- *Simply put …*
  - *Exchange eligible options, for*
  - *Fewer, new options, at*
  - *An exercise price set on the date of grant (mid June)*

Program Summary

- *Value-for-value exchange (not 1 for 1)*
- *Completely voluntary – exchange all, some or none of your eligible options*
- *Exchange time period– May 17 to June 16 (11 p.m. Central time)*

Eligibility

- *Must be a Sprint employee on May 17 and through the new option grant date (late June)*
- *Must hold "eligible options"*
- *Options must still be outstanding at end of exchange*
- *Options with a strike price less than $6.55 are **not** eligible for exchange*
- *Options granted less than 12 months ago are **not** eligible for exchange*

Sprint

Exchange Ratios

For exercise price of an eligible option equal to:	***The exchange ratio would be:*** *(# of eligible options to # of new options)*
$6.55- $13.17	*2:1*
$13.18 and above	*4.5:1*

Sprint

Exchange Example and New Option Detail

Eligible stock option grant	***Price***	***Ratio***	***New stock option grant***
1,000	*$10.76*	*2:1*	*500*
1,000	*$44.89*	*4.5:1*	*222*

- *New Option Detail*
  - *Rounded down , if fractional*
  - *Exercise price established on grant date (late June)*
  - *New two-year vesting period – 50 percent on each anniversary*
  - *Seven-year life*

Call Center Contact Information

- *Stock and Option Solutions Call Center*

  Phone number: 800-864-7096

  E-mail address: sprint@sos-team.com

- *Call Center hours (Central time) are:*
  - *May 17 – May 21 from 8 a.m. - 5 p.m.*
  - *May 24 - June 11 – from 1 p.m. - 5 p.m.; Monday thru Friday (except Memorial Day)*
  - *June 14 and 15 from 8 a.m.- 7 p.m.*
  - *June 16 from 9 a.m.- 11 p.m.*

Screen Shots – Login page


Sprint
Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT
Welcome to your Stock Option Exchange Program Website!
Please enter your Login ID (your Sprint email address) and Password.
Login ID
Password
ENTER

Sprint

Customize Password


Sprint
Stock Option Exchange Program
Opens May 17, 2010
Closes June 16, 2010, at 11:00 PM CDT
To change your Password, enter your Login ID (your Sprint email address), Old Password and New Password, then re-enter your New Password and click on the Update button. Your Password must be a combination of at least 6, but no more than 16, characters and at least 3 of the 4 following characteristics: upper case letters, lower case letters, numbers and symbols. Your New Password may not contain your Login ID (your Sprint email address) or your name.
Enter Login ID:
Enter Old Password:
Enter New Password:
Re-enter New Password:
Update

Home Page


Sprint
Stock Option Exchange Program
Welcome: John Doe
Make My Election
Learn
Need Help?

Make My Election – Step 1 of 4


Sprint
Stock Option Exchange Program
Welcome: John Doe
Make My Election (Step 1 of 4)
Reminder
Eligible Options
New Options

"Learn" – Breakeven Calculator


Reminder
Offer to Exchange
FAQs
Employee Presentation Materials
Schedule TO – Tender Offer
New Option Award Agreement
Breakeven Calculator
Eligible Options
New Options
Need Help?
Cancel
Review My Election

"Learn" – Breakeven Calculator


Option Exchange
Breakeven Calculator
Calculate
Calculate
Reset

“Learn” – Breakeven Calculator


Option Exchange
Breakeven Calculator
At what future stock price does the value that could be realized on exercise of an Eligible Option equal the value that could be realized on exercise of the corresponding New Option?
Step 1: Select Eligible Option Grant ID
Exercise Price of Eligible Option
Number of Shares Subject to Eligible Option
Exchange Ratio based on Eligible Option Grant ID selected
Number of Shares Subject to New Option
Step 2: Enter Hypothetical Exercise Price of New Option
Click to Calculate Estimated Breakeven Stock Price
Calculate
Breakeven Stock Price Based on Hypothetical Exercise Price:
What are the estimated values that could be realized on exercise of this Eligible Option and a corresponding New Option at other hypothetical future stock prices?
Step 3: Enter Hypothetical Future Stock Price
Click to Calculate Estimated Realized Value
Calculate
Realized Value of Eligible Option based on Hypothetical Future Stock Price:
Realized Value of New Option based on Hypothetical Future Stock Price:
Reset
Important Legal Notification: The Breakeven Calculator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the Offer.

Sprint

“Learn” – Breakeven Calculator


Option Exchange
Breakeven Calculator
At what future stock price does the value that could be realized on exercise of an Eligible Option equal the value that could be realized on exercise of the corresponding New Option?
Step 1: Select Eligible Option Grant ID
Exercise Price of Eligible Option
Number of Shares Subject to Eligible Option
Exchange Ratio based on Eligible Option Grant ID selected
Number of Shares Subject to New Option
Step 2: Enter Hypothetical Exercise Price of New Option
Click to Calculate Estimated Breakeven Stock Price
Calculate
Breakeven Stock Price Based on Hypothetical Exercise Price:
What are the estimated values that could be realized on exercise of this Eligible Option and a corresponding New Option at other hypothetical future stock prices?
Step 3: Enter Hypothetical Future Stock Price
Click to Calculate Estimated Realized Value
Calculate
Realized Value of Eligible Option based on Hypothetical Future Stock Price:
Realized Value of New Option based on Hypothetical Future Stock Price:
Reset
Important Legal Notification: The Breakeven Calculator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the Offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for the details on your specific situation. Additionally, in the Breakeven Calculator, Sprint makes no forecast or projection regarding the exercise price of the New Options that will be granted in the Offer or as to the future market price of Sprint common stock, which may increase or decrease, and you are solely responsible for the assumptions you enter into the Breakeven Calculator.

"Learn" – Breakeven Calculator



Option Exchange
Breakeven Calculator
Calculate
Calculate
Reset

"Learn" – Breakeven Calculator



Option Exchange
Breakeven Calculator
At what future stock price does the value that could be realized on exercise of an Eligible Option equal the value that could be realized on exercise of the corresponding New Option?
Step 1: Select Eligible Option Grant ID
Exercise Price of Eligible Option
Number of Shares Subject to Eligible Option
Exchange Ratio based on Eligible Option Grant ID selected
Number of Shares Subject to New Option
Step 2: Enter Hypothetical Exercise Price of New Option
Click to Calculate Estimated Breakeven Stock Price
Calculate
Breakeven Stock Price Based on Hypothetical Exercise Price:
What are the estimated values that could be realized on exercise of this Eligible Option and a corresponding New Option at other hypothetical future stock prices?
Step 3: Enter Hypothetical Future Stock Price
Click to Calculate Estimated Realized Value
Calculate
Realized Value of Eligible Option based on Hypothetical Future Stock Price:
Realized Value of New Option based on Hypothetical Future Stock Price:
Reset

“Learn” – Breakeven Calculator


Option Exchange
Breakeven Calculator
At what future stock price does the value that could be realized on exercise of an Eligible Option equal the value that could be realized on exercise of the corresponding New Option?
Step 1: Select Eligible Option Grant ID
Exercise Price of Eligible Option
Number of Shares Subject to Eligible Option
Exchange Ratio based on Eligible Option Grant ID selected
Number of Shares Subject to New Option
Step 2: Enter Hypothetical Exercise Price of New Option
Click to Calculate Estimated Breakeven Stock Price
Calculate
Breakeven Stock Price Based on Hypothetical Exercise Price:
What are the estimated values that could be realized on exercise of this Eligible Option and a corresponding New Option at other hypothetical future stock prices?
Step 3: Enter Hypothetical Future Stock Price
Click to Calculate Estimated Realized Value
Calculate
Realized Value of Eligible Option based on Hypothetical Future Stock Price:
Realized Value of New Option based on Hypothetical Future Stock Price:
Reset

“Learn” – Breakeven Calculator


Option Exchange
Breakeven Calculator
At what future stock price does the value that could be realized on exercise of an Eligible Option equal the value that could be realized on exercise of the corresponding New Option?
Step 1: Select Eligible Option Grant ID
Exercise Price of Eligible Option
Number of Shares Subject to Eligible Option
Exchange Ratio based on Eligible Option Grant ID selected
Number of Shares Subject to New Option
Step 2: Enter Hypothetical Exercise Price of New Option
$4.36
Click to Calculate Estimated Breakeven Stock Price
Calculate
Breakeven Stock Price Based on Hypothetical Exercise Price:
$17.17
What are the estimated values that could be realized on exercise of this Eligible Option and a corresponding New Option at other hypothetical future stock prices?
Step 3: Enter Hypothetical Future Stock Price
Click to Calculate Estimated Realized Value
Calculate
Realized Value of Eligible Option based on Hypothetical Future Stock Price:
Realized Value of New Option based on Hypothetical Future Stock Price:
$10,814.15
Reset
Important Legal Notification: The Breakeven Calculator is not a financial or tax planning tool and is not a recommendation as to whether or not to participate in the Offer. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for the details on your specific situation. Additionally, in the Breakeven Calculator, Sprint makes no forecast or projection regarding the exercise price of the New Options that will be granted in the Offer or as to the future market price of Sprint common stock, which may increase or decrease, and you are solely responsible for the assumptions you enter into the Breakeven Calculator.

Sprint

Make My Election – Step 2 of 4



Sprint
Stock Option Exchange Program
Review My Election (Step 2 of 4)
Eligible Options
New Options
Need Help?
Cancel
Continue

Sprint

Make My Election – Step 3 of 4



Sprint
Stock Option Exchange Program
Submit Election (Step 3 of 4)
Email Address:
Need Help?
Print
Cancel
I Agree

Sprint

Make My Election – Step 3 of 4


Submit Election (Step 3 of 4)

Sprint

Make My Election – Step 4 of 4


Sprint Stock Option Exchange Program - Election Confirmation
Name:
John Doe
Employee ID #:
Date:
Eligible Options
New Options
Grant ID
Grant Date
Exercise Price
Shares Subject to Eligible Option
Exchange Ratio
Shares Subject to New Option
Election

Make My Election – Step 4 of 4


Sprint
Stock Option Exchange Program
Welcome: John Doe
Print Election Confirmation (Step 4 of 4)
Eligible Options
New Options
Print A Confirmation
Logout
Return To Home Page

Home Page – need help?


Sprint
Stock Option Exchange Program
Make My Election
Learn
Offer to Exchange
FAQs
Need Help?

Final Reminders

- *The exchange is scheduled to end on Wednesday, June 16 at 11 p.m. Central time*

- *There are no exceptions to the deadline*

- *If on a leave of absence and submitting your election via paper form, your election must be received, at the published address or fax number, prior to 11 p.m. on June 16. You can also make your election at the website.*

- *Stock & Option Solutions Call Center*

  Phone number: 800-864-7096

  E-mail address: sprint@sos-team.com